Exhibit 99.1

Contacts:                                             Pamela S. Hendry, Senior Vice President & Treasurer

ILFC Investor contact

310-788-1999

Paul Thibeau

ILFC Media Relations contact

310-788-1999

pthibeau@ilfc.com

INTERNATIONAL LEASE FINANCE CORPORATION ANNOUNCES PRELIMINARY RESULTS OF TENDER OFFER FOR CERTAIN OUTSTANDING DEBT

Los Angeles, CA, June 3, 2011 — International Lease Finance Corporation (“ILFC”), a wholly-owned subsidiary of American International Group, Inc. (NYSE: AIG) (“AIG”), announced today that as of 5:00 p.m., New York City time on June 2, 2011 (the “Early Tender Date”), pursuant to its previously announced tender offers to purchase certain of its existing outstanding notes (the “Notes”), ILFC received valid tenders that were not withdrawn from the holders of the following Notes:

Title of Security	CUSIP and ISIN Numbers	Aggregate Principal Amount Outstanding(1)	Acceptance Priority Level	Tender Offer Consideration(2)	Early Tender Payment(3)	Total Consideration(2)(4)	Total Principal Amount Tendered	% of Total Principal Amount Outstanding

Any and All Tender Offers

4.750% Medium-Term Notes, Series Q, due January 13, 2012	459745FN0 and US459745FN06	$500,000,000	N/A	$995.00	$30.00	$1,025.00	$293,017,000	58.60%

5.400% Medium-Term Notes, Series R, due February 15, 2012	45974VA99 and US45974VA991	$750,000,000	N/A	$1,000.00	$30.00	$1,030.00	$386,510,000	51.53%

Maximum Tender Offers

5.350% Medium-Term Notes, Series R, due March 1, 2012	45974VB23 and US45974VB239	$600,000,000	1	$1,000.00	$30.00	$1,030.00	$265,020,000	44.17%

5.300% Medium-Term Notes, Series R, due May 1, 2012	45974VB31 and US45974VB312	$850,000,000	2	$1,006.25	$30.00	$1,036.25	$402,560,000	47.36%

5.550% Medium-Term Notes, Series R, due September 5, 2012	45974VA73 and US45974VA736	$300,000,000	3	$1,012.50	$30.00	$1,042.50	$100,658,000	33.55%

5.000% Medium-Term Notes, Series Q, due September 15, 2012	459745FR1 and US459745FR10	$300,000,000	4	$1,005.00	$30.00	$1,035.00	$102,093,000	34.03%

5.250% Medium-Term Notes, Series Q, due January 10, 2013	45974VZX9 and US45974VZX99	$300,000,000	5	$1,007.50	$30.00	$1,037.50	$72,070,000	24.02%

6.375% Medium-Term Notes, Series R, due March 25, 2013	45974VB72 and US45974VB726	$1,000,000,000	6	$1,030.00	$30.00	$1,060.00	$305,100,000	30.51%

5.875% Medium-Term Notes, Series O, due May 1, 2013	459745FG5 and US459745FG54	$600,000,000	7	$1,018.75	$30.00	$1,048.75	$152,360,000	25.39%

5.625% Medium-Term Notes, Series R, due September 20, 2013	45974VA81 and US45974VA819	$850,000,000	8	$1,011.25	$30.00	$1,041.25	$414,958,000	48.82%

6.625% Medium-Term Notes, Series R, due November 15, 2013	45974VB80 and US45974VB809	$750,000,000	9	$1,032.50	$30.00	$1,062.50	$194,420,000	25.92%

(1)          As of June 2, 2011.

(2)          For each $1,000 principal amount of Notes (excludes accrued but unpaid interest thereon paid in addition to the Tender Offer Consideration or the Total Consideration, as applicable).

(3)          For each $1,000 principal amount of Notes tendered prior to the Early Tender Date.

(4)          Includes the Tender Offer Consideration and the Early Tender Payment.

The complete terms and conditions of the tender offer for the Notes are detailed in ILFC’s Offer to Purchase dated May 19, 2011, and the related Letter of Transmittal (the “Tender Offer Documents”).

On June 2, 2011, after the Early Tender Date, ILFC exercised its right to accept for payment all of the 4.750% Medium-Term Notes, Series Q, due January 13, 2012 (the “4.750% Notes”) and the 5.400% Medium-Term Notes, Series R, due February 15, 2012 (the “5.400% Notes,” and together with the 4.750% Notes, the “Any and All

Notes”) validly tendered and not withdrawn prior to the Early Tender Date.  ILFC settled the payment for such accepted notes on June 3, 2011.

Each holder who validly tendered its 4.750% Notes prior to the Early Tender Date received the total consideration of $1,025.00 per $1,000.00 principal amount of its 4.750% Notes tendered and accepted, which consists of $995.00 as the tender offer consideration and $30.00 as an early tender payment and each holder who validly tendered its 5.400% Notes prior to the Early Tender Date received the total consideration of $1,030.00 per $1,000.00 principal amount of its 5.400% Notes tendered and accepted, which consists of $1,000.00 in tender offer consideration and $30.00 as an early tender payment.  In addition, accrued and unpaid interest up to, but not including, the applicable payment date of the Any and All Notes, was paid in cash on all tendered and accepted Any and All Notes. The total cash consideration, including accrued and unpaid interest, for such Any and All Notes was approximately $710.1 million.

The tender offers for the Notes will expire at 11:59 p.m., New York City Time, on June 16, 2011, unless extended by ILFC (such time and date, as the same may be extended, the “Expiration Date”).  Because the withdrawal deadline (5:00 p.m. New York City time on June 2, 2011) has passed, tendered Notes may no longer be withdrawn at any time, except in the limited circumstances where required by law described in the Offer to Purchase.

All the conditions set forth in the Tender Offer Documents remain unchanged.  If any of the conditions is not satisfied, ILFC may terminate the tender offers and return tendered Notes not previously accepted.  ILFC has the right to waive any of the foregoing conditions with respect to the Notes.  In addition, ILFC has the right, in its sole discretion, to terminate the tender offers at any time, subject to applicable law.

Barclays Capital Inc. and J.P. Morgan Securities LLC are the Dealer Managers for the tender offers.  Questions regarding the tender offers may be directed to Barclays Capital Inc. at (800) 438-3242 (toll-free) or at (212) 528-7581 (collect) and to J.P. Morgan Securities LLC at (866) 834-4666 (toll-free) or at (212) 834-4811 (collect).

D.F. King & Co., Inc. is the Depositary and Information Agent for the tender offers.  Requests for the Tender Offer Documents may be directed to D.F. King & Co., Inc. at (212) 269-5550 (for brokers and banks) or (800) 949-2583 (for all others).

None of ILFC, its board of directors, the Dealer Managers, the trustees under the indentures governing the Notes, the Depositary, the Information Agent, or any of their respective affiliates makes any recommendation as to whether holders of Notes should tender their Notes, and no one has been authorized to make such a recommendation.  Each holder of Notes must make his, her or its own decisions as to whether to tender his, her or its Notes, and, if a Holder determines to tender, as to how many Notes of each maturity to tender.  Holders of the Notes should read carefully the Tender Offer Documents and related materials before any decision is made with respect to the tender offers.

This press release does not constitute an offer to sell or the solicitation of an offer to buy the Notes subject to the tender offers or any other securities, nor shall there be any offer, solicitation or sale of such securities in any jurisdiction in which such offer, solicitation or sale is unlawful.

Forward Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements related to the expected payment dates and amounts for the Notes in the tender offers. These forward-looking statements reflect ILFC’s current views with respect to future events and are based on assumptions and are subject to risks and uncertainties. Except for ILFC’s ongoing obligation to disclose material information as required by federal securities laws, it does not intend to update you concerning any future revisions to any forward-looking statements to reflect events or circumstances occurring after the date hereof.

About ILFC

ILFC is the international market leader in the leasing and remarketing of commercial jet aircraft to airlines around the world.  The people of ILFC have a strong commitment to aviation and its role in building relationships across the globe that drive innovation, prosperity, and understanding.  ILFC currently owns a portfolio consisting of approximately 930 jet aircraft.

About AIG

American International Group, Inc. (AIG) is a leading international insurance organization serving customers in more than 130 countries.  AIG companies serve commercial, institutional and individual customers through one of the most extensive worldwide property casualty networks of any insurer.  In addition, AIG companies are leading providers of life insurance and retirement services in the United States.  AIG common stock is listed on the New York Stock Exchange, as well as the stock exchanges in Ireland and Tokyo.